UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement and Item 2.03 Creation of  Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Supplemental Indenture to the Canadian Note Indenture

On May 14, 2012, URS Corporation (“URS”) completed its acquisition of Flint Energy Services Ltd. (“Flint Energy”), which was implemented through a court-approved plan of arrangement under the Business Corporations Act (Alberta) by and among URS Canada Holdings Ltd. (“URS Canada”), a wholly-owned subsidiary of URS, and the shareholders, option holders and other equity-based compensation holders of Flint Energy (the "Flint Acquisition").  On May 15, 2012, URS Canada amalgamated with Flint Energy pursuant to Alberta law.  Prior to completion of the Flint Acquisition, Flint Energy, Computershare Trust Company of Canada (the “Canadian Trustee”) and the guarantors listed on the signature pages thereto entered into a Canadian note indenture, dated as of June 8, 2011, related to the issuance of CDN $175.0 million aggregate principal amount of 7.500% senior notes due 2019, as amended and supplemented by a supplemental indenture, dated as of October 20, 2011, between Flint Energy, the Canadian Trustee, Carson Energy Services Ltd. and Supreme Oilfield Construction Ltd., a second supplemental indenture, dated as of May 14, 2012, between Flint Energy and the Canadian Trustee, a third supplemental indenture, dated as of May 14, 2012, by and among Flint Energy, the Canadian Trustee, URS, URS Fox US LP, a Delaware limited partnership and wholly owned subsidiary of URS (“Fox LP”) and the Existing Guarantors (as hereinafter defined), and a fourth supplemental indenture, dated as of May 15, 2012, between the Canadian Trustee and the newly amalgamated company resulting from URS Canada’s amalgamation with Flint Energy pursuant to Canadian laws and regulations (the “Amalgamated Company”).

On September 24, 2012, URS E&C Holdings, Inc., URS International, Inc., URS Professional Solutions LLC, URS Resources, LLC (collectively the “Additional Guarantors”), the Amalgamated Company and the Canadian Trustee entered into a fifth supplemental indenture (the “Canadian Fifth Supplemental Indenture”), pursuant to which the Additional Guarantors agreed to guarantee the obligations of the Amalgamated Company.

A copy of the Canadian Fifth Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description above does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Supplemental Indenture to the United States Note Indenture

On March 15, 2012, to finance in part the Flint Acquisition, URS and Fox LP (collectively the “Issuers”), and U.S. Bank National Association (the “U.S. Trustee”) entered into an indenture (the “Base Indenture”), which was subsequently amended and supplemented by a supplemental indenture, dated as of March 15, 2012, among the Issuers, the guarantors party thereto (the “Existing Guarantors”) and the U.S. Trustee, pursuant to which the Issuers issued $400.0 million aggregate principal amount of 3.850% Senior Notes due 2017,  a second supplemental indenture, dated as of March 15, 2012, among the Issuers, the Existing Guarantors and the U.S. Trustee, pursuant to which the Issuers issued $600.0 million aggregate principal amount of 5.000% Senior Notes due 2022, and a third supplemental indenture, dated as of May 14, 2012, among the Issuers, the United States subsidiaries of Flint Energy (collectively, the “Flint Subsidiary Guarantors”) and the U.S. Trustee, pursuant to which the Flint Subsidiary Guarantors agreed to guarantee the obligations of the Issuers.

On September 24, 2012, the Issuer, the Additional Guarantors and the U.S. Trustee entered into a fourth supplemental indenture to the Base Indenture (the “U.S. Fourth Supplemental Indenture”), pursuant to which the Additional Guarantors agreed to guarantee the obligations of the Issuers.

A copy of the U.S. Fourth Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the description above does not purport to be complete and is qualified in its entirety by reference to such exhibit.

1

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

4.1 4.2
Fifth Supplemental Indenture, dated as of September 24, 2012, among Flint Energy Services Ltd., the additional guarantor parties thereto and Computershare Trust Company of Canada. FILED HEREWITH.

Fourth Supplemental Indenture, dated as of September 24, 2012, among URS, Fox LP, the additional guarantor parties thereto and U.S. Bank National Association.  FILED HEREWITH.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: September 26, 2012	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Chief Accounting Officer

3

EXHIBIT INDEX

Exhibit No.	Description
4.1 4.2
Fifth Supplemental Indenture, dated as of September 24, 2012, among Flint Energy Services Ltd., the additional guarantor parties thereto and Computershare Trust Company of Canada.

Fourth Supplemental Indenture, dated as of September 24, 2012, among URS, Fox LP, the additional guarantor parties thereto and U.S. Bank National Association.